UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 14, 2005

MARLIN BUSINESS SERVICES CORP.

(Exact name of registrant as specified in its charter)

Pennsylvania	000-50448	38-3686388

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

300 Fellowship Road, Mount Laurel, NJ		08054

(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (888) 479-9111

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On December 14, 2005, Marlin Business Services Corp. (the “Company”) announced that Bruce E. Sickel is resigning his employment with the Company effective March 3, 2006 to pursue other interests.  In connection with his resignation, Mr. Sickel and the Company have entered into a Transition & Release Agreement (the “Transition Agreement”), a copy of which is attached as Exhibit 10.1 hereto and incorporated herein by reference.  A copy of the press release is attached as Exhibit 99.1 hereto and incorporated herein by reference.

The Transition Agreement provides that Mr. Sickel will continue to be employed by the Company until March 3, 2006 (the “Resignation Date”).  Mr. Sickel will continue to serve as the Company’s Chief Financial Officer (“CFO”) until the earlier of (i) the Resignation Date and (ii) the date on which a new CFO commences his/her employment with the Company.  Until the Resignation Date, Mr. Sickel is required to diligently and competently perform all of his duties and responsibilities to the Company on a regular, full-time basis (including the duties and responsibilities of CFO during the applicable period) and in a manner acceptable to the Company in the reasonable determination of its Independent Directors.

As long as Mr. Sickel complies with the terms of the Transition Agreement, the Company will continue to compensate him until the Resignation Date at his current base salary rate, less applicable withholdings, payable in accordance with the Company’s standard payroll procedures.  The Company will reimburse Mr. Sickel for his actually incurred ordinary and necessary business expenses, in accordance with Company policies. Mr. Sickel’s existing option grants will continue to vest through the Resignation Date in accordance with the terms of the respective grant instruments, and he shall continue to be entitled to utilize all paid time off accrued in 2005 and the ratable portion of 2006 prior to the Resignation Date.  After the Resignation Date (assuming the conditions of the Transition Agreement have been met), the Company will (i) pay Mr. Sickel a “stay” bonus equal to $50,000, less applicable withholdings, (ii) continue to pay Mr. Sickel severance through the date that is six (6) months after the Resignation Date (the “Severance Period”) at his base salary rate in effect as of December 14, 2005, less applicable withholdings, payable in accordance with the Company’s standard payroll procedures, and (iii) permit Mr. Sickel to continue participating in Company’s standard medical and dental benefit programs (subject to applicable employee contribution requirements).   Throughout the Severance Period, Mr. Sickel will take all actions reasonably requested by the Company to assist in the orderly transition of his duties and responsibilities to other Company employees.

The Transition Agreement contains a general release of claims executed by Mr. Sickel in favor of the Company.  The Transition Agreement also contains non-compete, non-solicitation, non-disparagement and confidentiality provisions.

Item 5.02.  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On December 14, 2005, Marlin Business Services Corp. (the “Company”) announced that Bruce E. Sickel is resigning his employment with the Company effective March 3, 2006 to pursue other interests.   Pursuant to the terms of the Transition Agreement, Mr. Sickel will resign his position as Chief Financial Officer of the Company on the earlier of (i) March 3, 2006 and (ii) the date on which a new Chief Financial Officer commences his/her employment with the Company.  The Transition Agreement is attached as Exhibit 10.1 hereto and incorporated herein by reference, and a copy of the press release is attached as Exhibit 99.1 hereto and incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(c)	Exhibits.

10.1	Transition & Release Agreement made as of December 6, 2005 (effective as of December 14, 2005) between Marlin Business Services Corp. and Bruce E. Sickel.

99.1	Press Release issued by Marlin Business Services Corp. on December 14, 2005.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARLIN BUSINESS SERVICES CORP.

(Registrant)

Date December 14, 2005

/s/ Daniel P. Dyer

Daniel P. Dyer
Chief Executive Officer

INDEX TO EXHIBITS

10.1	Transition & Release Agreement made as of December 6, 2005 (effective as of December 14, 2005) between Marlin Business Services Corp. and Bruce E. Sickel.

99.1	Press Release issued by Marlin Business Services Corp. on December 14, 2005.